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                                                              Exhibit 23



CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
General Electric Company:

We consent to incorporation by reference in each Prospectus constituting part of the Registration Statements of General Electric Company on Form S-3 (Registration Nos. 33-29024, 33-3908, 2-82072, 33-37106, 33-35922,
33-44593, 33-39596, 33-39596-01, 33-47181, 33-47085 and 33-50639) and on
Form S-8 (Registration Nos. 33-4239, 33-23441, 33-24679, 2-84145, 33-
47500 and 33-49053) of our report dated February 11, 1994, relating to the financial statements and financial statement schedules of General Electric Company and consolidated affiliates as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993, which report appears in the annual report on Form 10-K of General Electric Company for the year ended December 31, 1993. Our report refers to changes in 1993 in the methods of accounting for investments in certain securities and for postemployment benefits and to a change in 1991 in the method of accounting for postretirement benefits other than pensions.






KPMG Peat Marwick
- ---------------------------
Stamford, Connecticut
March 11, 1994